                                     AMENDED
                             PLAN OF STOCK ISSUANCE



                                  K-FED BANCORP
                               Covina, California
                                January 20, 2004


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                            PLAN OF STOCK ISSUANCE OF

                                  K-FED BANCORP


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
I.    GENERAL................................................................  1

II.   DEFINITIONS............................................................  2

III.  CONDITIONS TO COMPLETION OF STOCK OFFERING.............................  5

IV.   STOCK ISSUANCE PROCEDURE...............................................  5

V.    STOCK OFFERING.........................................................  6

      A. Total Number of Shares and Purchase Price of Common Stock...........  6
      B. Subscription Rights.................................................  8
      C. Direct Community Offering and Syndicated Community Offering.........  9
      D. Additional Limitations Upon Purchases of Shares of Stock
           Holding Company Common Stock...................................... 11
      E. Restrictions and Other characteristics of Stock Holding Company..... 12
      F. Exercise of Subscription Rights; Order Forms........................ 13
      G. Method of Payment................................................... 14
      H. Undelivered, Defective or Late Order Forms; Insufficient Payment.... 15
      I. Member in Non-Qualified States or in Foreign Countries.............. 15

VI.   CHARTER AND BYLAWS OF THE MHC, STOCK HOLDING
        COMPANY AND THE ASSOCIATION.......................................... 16

VII.  STOCK BENEFIT PLANS.................................................... 16

VIII. SECURITIES REGISTRATION AND MARKET MAKING.............................. 17

IX    STATUS OF DEPOSIT ACCOUNTS AND LOAN SUBSEQUENT TO
        STOCK OFFERING....................................................... 17

X.    RESTRICTIONS ON ACQUISITION OF THE STOCK HOLDING
        COMPANY AND THE ASSOCIATION.......................................... 17

XI.   AMENDMENT OR TERMINATION OF PLAN....................................... 17

                                       i

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XII.  EXPENSES OF THE STOCK OFFERING......................................... 18

XIII. TAX RULING............................................................. 18

XIV.  EXTENSION OF CREDIT FOR PURCHASE OF STOCK.............................. 18

XV.   CONVERSION OF MHC TO STOCK FORM........................................ 18

                                     AMENDED
                             PLAN OF STOCK ISSUANCE

                                  K-FED BANCORP
                               Covina, California



I.   GENERAL

     On July 1, 2003, Kaiser Federal Bank (the "Association") reorganized into a mutual holding company structure whereby the Association became a wholly owned subsidiary of K-Fed Bancorp (the "Stock Holding Company") and the Stock Holding Company became a wholly owned subsidiary of K-Fed Mutual Holding Company (the "MHC"). On January 20, 2004, the Boards of Directors of the Association, the Stock Holding Company and the MHC unanimously adopted this Plan whereby the Stock Holding Company will conduct a stock offering, in compliance with OTS regulations, of up to 49.9% of the aggregate total voting stock of the Stock Holding Company. The Plan provides that non-transferable subscription rights to purchase Stock Holding Company Common Stock will be offered first to Eligible Account Holders of record as of the Eligibility Record Date, then to Tax Qualified Employee Plans and then to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering or a Syndicated Community Offering. The price of the Common Stock of the Stock Holding Company will be based upon an independent appraisal of the Association and will reflect its estimated pro forma market value following the Stock Offering. It is the desire of the Board of Directors of the Association to attract new capital to the Association in order to increase its capital position, support future growth and increase the amount of funds available for residential and other lending. The Association is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel.

     In connection with the Stock Offering, the Association will apply to the OTS to have the Stock Holding Company retain up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Boards of Directors of the Association and the Stock Holding Company. The Stock Holding Company has the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Stock Holding Company. The Stock Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Stock Holding Company is authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Stock Holding Company, and the Stock Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering. The Association believes that capitalization of the MHC and the Stock Holding Company will provide the MHC and the Stock Holding Company with economic strength separate and apart from the Association and could facilitate future activities by the MHC and the Stock Holding Company.

II.  DEFINITIONS

     ACTING IN CONCERT: The term "acting in concert" shall have the same meaning given it in ss.574.2(c) of the Rules and Regulations of the OTS as reasonably interpreted solely within the discretion of the Board of Directors of the Association and the Stock Holding Company.

     ACTUAL SUBSCRIPTION PRICE: The price per share, determined as provided in
Section V of this Plan, at which Stock Holding Company Common Stock will be sold in the Subscription Offering.

     AFFILIATE: An "affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

     ASSOCIATE: The term "associate," when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Association, the Stock Holding Company or the MHC or a majority-owned subsidiary of any of them) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the MHC, the Stock Holding Company or the Association or any subsidiary of the MHC or the Stock Holding Company or any Affiliate thereof; and any person acting in concert with any persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any Director or Officer of the Stock Holding Company or the Association, to the extent provided herein. When used to refer to a Person other than an Officer or Director of the Association, the Association in its sole discretion may determine the Persons that are Associates of other Persons.

     ASSOCIATION: Kaiser Federal Bank.

     CAPITAL STOCK: Any and all authorized stock of the Stock Holding Company or the Association.

     COMMON STOCK: Common stock, par value $.01 per share, issued by the Stock Holding Company, pursuant to its stock charter.

     DEPOSIT ACCOUNT: Any withdrawable or repurchasable account or deposit in the Association including Savings Accounts and demand accounts.

     DIRECT COMMUNITY OFFERING: The offering to the general public of any unsubscribed shares which may be effected as provided in Section V hereof.

     DIRECTOR: A member of the Board of Directors of the Association and, where applicable, a member of the Board of Directors of the MHC and the Stock Holding Company.

     ELIGIBILITY RECORD DATE: The close of business on October 31, 2001.

     ELIGIBLE ACCOUNT HOLDER: Any Person holding a Qualifying Deposit in the Association on the Eligibility Record Date.

     EMPLOYEE: A Person who is employed by the Association at the commencement of the Stock Offering.

     ESOP: The Stock Holding Company's employee stock ownership plan.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     Independent Appraiser: The appraiser retained by the Association to prepare an appraisal of the pro forma market value of the Association and the Stock Holding Company.

     MARKET MAKER: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     MAXIMUM SUBSCRIPTION PRICE: The price per share of Stock Holding Company Common Stock to be paid initially by subscribers in the Subscription Offering.

     MEMBER: Any person holding a Deposit Account in the Association.

     MHC: K-Fed Mutual Holding Company.

     MINORITY STOCK OFFERING: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Stock Holding Company to persons other than the MHC.

     MINORITY STOCKHOLDER: Any owner of the Stock Holding Company's Common Stock, other than the MHC.

     NON-TAX-QUALIFIED EMPLOYEE PLAN: Any defined benefit plan or defined contribution plan of the Association or the Stock Holding Company, such as an Employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     NON-VOTING STOCK: Any capital stock other than Voting Stock.

     OTS: Office of Thrift Supervision, Department of the Treasury, and its successors.

     OFFICER: An executive officer of the MHC, Stock Holding Company or the Association, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, and any person participating in major policy making functions of the Association.

     ORDER FORMS: Forms to be used in the Subscription Offering to exercise Subscription Rights.

     PERSON: An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof or any other entity.

     PLAN: This Amended Plan of Stock Issuance, including any amendment approved as provided in this Plan.

     QUALIFYING DEPOSIT: The aggregate balance of $50 or more of each Deposit Account of an Eligible Account Holder as of the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the Supplemental Eligibility Record Date.

     SAIF: The Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

     SAVINGS ACCOUNT: The term "Savings Account" means any withdrawable account in the Association including a demand account.

     SEC: U.S. Securities and Exchange Commission.

     STOCK HOLDING COMPANY: The federal stock corporation that is majority owned by the MHC.

     STOCK OFFERING: The offering of Stock Holding Company Common Stock to persons other than the MHC in a Subscription Offering, and to the extent shares remain available, in a Direct Community Offering or otherwise.

     SUBSCRIPTION OFFERING: The offering of shares of Stock Holding Company Common Stock for subscription and purchase pursuant to this Plan.

     SUBSCRIPTION RIGHTS: Non-transferable, non-negotiable, personal rights of the Association's Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders to subscribe for shares of Stock Holding Company Common Stock in the Subscription Offering.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The last day of the calendar quarter preceding approval of the Plan by the OTS.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: Any person holding a Qualifying Deposit in the Association (other than an Officer or Director and their Associates) on the Supplemental Eligibility Record Date.

     SYNDICATED COMMUNITY OFFERING: The offering for sale by a syndicate of broker-dealers to the general public of any shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering or the Direct Community Offering, if any.

     SYNDICATED COMMUNITY OFFERING PRICE: The price per share at which any unsubscribed shares of the Stock Holding Company Common Stock are initially offered for sale in the Syndicated Community Offering.

     TAX-QUALIFIED EMPLOYEE PLANS: Any defined benefit plan or defined contribution plan of the Association or the Stock Holding Company, such as an Employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     VOTING STOCK: 1. Common or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder to: (i) vote for or to select Directors of the Association or the Stock Holding Company; and (ii) vote on or direct the conduct of the operations or other significant policies of the Association or the Stock Holding Company

     2. Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Association or the Stock Holding Company, or the payment of dividends by the Association or the Stock Holding Company when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Association or the Stock Holding Company.

     3. Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

III. CONDITIONS TO COMPLETION OF STOCK OFFERING

     Completion of the Stock Offering is expressly conditioned upon the following:

A. The Board of Directors shall adopt this Plan by not less than a two-thirds vote.

B. The MHC shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Association maintains an office.

C. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Association.

D. The Association will promptly cause an Application for Minority Stock Issuance to be prepared and filed with the OTS, and a Registration Statement on Form S-1 to be prepared and filed with the SEC.

E. Upon receipt of notice from the OTS to do so, the MHC shall notify its Members that the Stock Holding Company has filed the Application for Approval of a Minority Stock Issuance by posting notice in each of the Association's offices and by publishing notice in a newspaper having general circulation in each community in which the Association maintains an office.

IV.  STOCK ISSUANCE PROCEDURE

     The Stock Holding Company Common Stock will be offered for sale in the Subscription Offering at the Maximum Subscription Price to Eligible Account Holders, Tax-Qualified Employee Plans, and to Supplemental Eligible Account Holders. The Association may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Stock Holding Company Stock to and accept subscriptions from other Persons in a Direct Community Offering or a Syndicated Community Offering; provided that the Association's Eligible Account Holders, Tax-Qualified Employee Plans, and Supplemental Eligible Account Holders shall have the priority rights to subscribe for Stock Holding Company Common Stock as set forth in Section V of this Plan.

     The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the Association and the Stock Holding Company. Upon completion of the Subscription Offering and Direct Community Offering, if any, any unsubscribed shares of Stock Holding Company Common Stock may be sold through a syndicate of broker-dealers to selected members of the general public in the Syndicated Community Offering. If for any reason all of the shares are not sold in the Subscription Offering, Direct Community Offering, if any, and Syndicated Community Offering, if any, the Stock Holding Company and the Association will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Stock Holding Company Common Stock not sold in the Subscription Offering is required within 90 days after the offering circular was declared effective by the OTS unless an extension is approved by the Stock Holding Company, the Association and the OTS. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Stock Holding Company Common Stock is required within 24 months after the date of approval of the Plan by the OTS.

V.   STOCK OFFERING

     A.   TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK

              The total number of shares of Stock Holding Company Common Stock to be issued in the Stock Offering will be determined jointly by the Boards of Directors of the Stock Holding Company and the Association prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Stock Offering. The total number of shares of Stock Holding Company Common Stock shall also be subject to increase in connection with any oversubscriptions in the Subscription Offering or Direct Community Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC must be less than 50% of the issued and outstanding shares of the Stock Holding Company.

              The aggregate price for which all shares of Stock Holding Company Common Stock to be sold will be based on an independent appraisal of the estimated total pro forma market value of the Stock Holding Company and the Association. Such appraisal shall be performed in accordance with OTS guidelines and will be updated as appropriate as required by applicable regulations. The appraisal will be made by an Independent Appraiser experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Association and a comparison of the Stock Holding Company, the Association and the Stock Holding Stock Company Common Stock with comparable thrift institutions and holding companies and their respective outstanding capital stocks. Based upon the independent appraisal, the Boards of Directors of the Stock Holding Company and the Association will jointly fix the Maximum Subscription Price. The sales price of the Common Stock shall be at a uniform price determined in accordance with OTS regulations.

              If, following completion of the Subscription Offering and Direct Community Offering, if any, a Syndicated Community Offering is effected, the Actual Subscription Price for each share of Stock Holding Company Common Stock will be the same as the Syndicated Community Offering Price at which unsubscribed shares of Stock Holding Company Common Stock are initially offered for sale in the Syndicated Community Offering.

              If, upon completion of the Subscription Offering, Direct Community Offering, if any, and Syndicated Community Offering, if any, all of the Stock Holding Company Common Stock is subscribed for or only a limited number of shares remain unsubscribed for, subject to Part V hereof, the Actual Subscription Price for each share of Stock Holding Company Common Stock will be determined by dividing the estimated appraised aggregate pro forma market value of the Stock Holding Company and the Association, based on the independent appraisal as updated upon completion of the Subscription Offering or other sale of all of the Stock Holding Company Common Stock, by the total number of shares of Stock Holding Company Common Stock to be issued by the Stock Holding Company upon completion of the Stock Offering. Such appraisal will then be expressed in terms of a specific aggregate dollar amount rather than as a range.

                  Prior to the commencement of the Stock Offering, an estimated valuation range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors at the time of the Stock Offering and consistent with OTS regulations. The Stock Holding Company intends to issue up to 49.9% of its common stock in the Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Stock Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Directors of the Association and the Stock Holding Company.

                  Based upon the independent valuation as updated prior to the commencement of the Stock Offering, the Board of Directors may establish the minimum ownership percentage applicable to the Stock Offering, may fix the ownership percentage of the Minority Stockholders, or may establish the minimum and maximum aggregate dollar amount of shares to be sold. In the event the ownership percentage of the Minority Stockholders is not fixed in the Stock Offering, the minority ownership percentage (the "Minority Ownership Percentage") will be determined as follows: (a) the product of (x) the total number of shares of Common Stock issued by the Stock Holding Company and (y) the purchase price per share divided by (b) the estimated aggregate pro forma market value of the Association and the Stock Holding Company immediately after the Stock Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon the closing of the Stock Offering or sale of all the Common Stock.

                  Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Stock Holding Company, the Association and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock to be issued is incompatible with its estimate of the aggregate consolidated pro forma market value of the Stock Holding Company and the Association. If such confirmation is not received, the Stock Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new estimated valuation range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the OTS may permit.

                  The estimated market value of the Stock Holding Company and the Association shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

                  If there is a Direct Community Offering or Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Direct Community Offering or Syndicated Community Offering shall be equal to the purchase price per share at which the Common Stock is sold to Persons in the Subscription Offering. Shares sold in the Direct Community Offering or Syndicated Community Offering will be subject to the same limitations as shares sold in the Subscription Offering.

     B.   SUBSCRIPTION RIGHTS

          Non-transferable Subscription Rights to purchase Stock Holding Company Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders of the Association as set forth below.

              1.  Preference Category No. 1: Eligible Account Holders

                  Each Eligible Account Holder shall receive non-transferable
              Subscription Rights to subscribe for shares of Stock Holding Company Common Stock in an amount equal to the greater of $150,000, or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Stock Holding Company Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Association in each case on the Eligibility Record Date.

                      If sufficient shares are not available, shares shall be
              allocated first to permit each subscribing Eligible Account Holder to purchase to the extent possible 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

                      Non-transferable Subscription Rights to purchase Stock
              Holding Company Common Stock received by Directors and Officers of the Association and their Associates, based on their increased deposits in the Association in the one-year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

              2.  PREFERENCE CATEGORY NO. 2 :  TAX-QUALIFIED EMPLOYEE PLANS

                  Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Stock Holding Company Common Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Stock Holding Company Common Stock. Subscription Rights received pursuant to this Category shall be subordinated to all Subscription Rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority Subscription Right to the extent that the total number of shares of Stock Holding Company Common Stock sold in the Stock Offering exceeds the maximum of the estimated valuation range as set forth in the subscription prospectus.

              3.  PREFERENCE CATEGORY NO. 3: SUPPLEMENTAL ELIGIBLE ACCOUNT
                  HOLDERS

                  Each Supplemental Eligible Account Holder shall receive
              non-transferable Subscription Rights to subscribe for shares of Stock Holding Company Common Stock in an amount equal to the greater of $150,000, or one-tenth of one percent (.10%) of the total offering of Stock Holding Company Common Stock, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Stock Holding Company Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in the Association in each case on the Supplemental Eligibility Record Date.

                      Subscription Rights received pursuant to this Category

              shall be subordinated to all Subscription Rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Numbers 1 and 2 above.

                  Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such person pursuant to this Category.

                  In the event of an oversubscription for shares under this
              Category, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying

              Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

     C.   DIRECT COMMUNITY OFFERING AND SYNDICATED COMMUNITY OFFERING

          1. Any shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This may involve an offering of all unsubscribed shares directly to the general public with a preference to those natural Persons residing in the counties in which the Association has an office. The Direct Community Offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by the Stock Holding Company and the Association, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the actual subscription price. The Stock Holding Company and the Association may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Stock Holding Company and the Association may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Stock Holding Company Common Stock will be offered and sold in the Direct Community Offering, if any, in accordance with OTS regulations, so as to achieve the widest distribution of the Stock Holding Company Common Stock. No Person may subscribe for or purchase more than $150,000 of Stock Holding Company Common Stock in the Direct Community Offering, if any. Further, the Association may limit total subscriptions under this Section V.C.1 so as to assure that the number of shares available for the Syndicated Community Offering may be up to a specified percentage of the number of shares of Stock Holding Company Common Stock. Finally, the Association may reserve shares offered in the Direct Community Offering for sales to institutional investors.

                  Orders received in the Direct Community Offering and
              Syndicated Community Offering shall be filled up to a maximum of 2% of the Common Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                  The Association and the Stock Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section V.C.1. Further, the Association and the Stock Holding Company may, at their sole discretion, elect to forego a Direct Community Offering and instead effect a Syndicated Community Offering as described below.

          2. Any shares of Stock Holding Company Common Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may then be sold through the syndicate of broker-dealers to members of the general public in the Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering, if any. The Association and the Stock Holding Company, in their sole discretion, may reject any subscription, in whole or in part, received in the Syndicated Community Offering. The Syndicated Community Offering shall be completed within 90 days after the termination of the Subscription Offering, unless such period is extended as provided in Section IV hereof. No person may purchase more than $150,000 of Holding Company Common Stock in the Syndicated Community Offering, if any.

          3. If for any reason any shares remain unsold after the Subscription Offering, Direct Community Offering, if any, and Syndicated Community Offering, if any, the Boards of Directors of the Stock Holding Company and the Association will seek to make other arrangements for the sale of the remaining shares of Stock Holding Company Common Stock. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

     D. ADDITIONAL LIMITATIONS UPON PURCHASES OF SHARES OF STOCK HOLDING COMPANY COMMON STOCK

          The following additional limitations shall be imposed on all purchases of Stock Holding Company Common Stock in the Stock Offering :

          1. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase in the Stock Offering a number of shares of Stock Holding Company Common Stock which exceeds an amount of shares equal to more than $600,000 or 60,000 shares of Holding Company Common Stock issued in the Stock Offering. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

          2. Directors and Officers and their Associates may not purchase in all categories in the Stock Offering an aggregate of more than 27% of the Stock Holding Company Common Stock issued in the Stock Offering or 27% of the stockholders' equity held by persons other than the MHC. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and Directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

          3. The minimum number of shares of Stock Holding Company Common Stock that may be purchased by any Person in the Stock Offering is 25 shares, provided sufficient shares are available.

          4. The aggregate amount of all Common Stock issued in the Stock Offering by all stock benefits plans, other than the ESOP, shall not exceed 25% of the outstanding Common Stock held by persons other than the MHC.

          5. The Boards of Directors of the Stock Holding Company and the Association may, in their sole discretion, increase the maximum purchase limitation referred to in paragraph 1 of this subpart D, up to 9.99% of the Common Stock, provided that orders for shares exceeding 5% of the Stock Holding Company Common Stock offered in the Stock Offering shall not exceed, in the aggregate, 10% of the Stock Holding Company Common Stock being offered in the Stock Offering. Requests to purchase additional shares of Holding Company Common Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section V.

                  Depending upon market and financial conditions, the Boards of Directors of the Stock Holding Company and the Association, with the approval of the OTS, may increase or decrease any of the above purchase limitations.

                  For purposes of this Section V, the Directors of the Stock Holding Company and the Association shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

                  Each Person purchasing Stock Holding Company Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations. All questions concerning whether any persons are Associates or a group acting in concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Stock Holding Company and the Association in their sole discretion. Such determination shall be conclusive and binding on all Persons and the Stock Holding Company or the Association may take any remedial action, including without limitation rejecting the purchase or referring the matter to the OTS for action, as in its sole discretion the Association may deem appropriate.

     E. RESTRICTIONS AND OTHER CHARACTERISTICS OF STOCK HOLDING COMPANY COMMON STOCK

          1. TRANSFERABILITY. Stock Holding Company Stock purchased by Persons other than Directors and Officers of the Stock Holding Company or the Association will be transferable without restriction. Shares purchased by Directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of the completion of the Stock Offering, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change in control of the Association or the Stock Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Association's or the Stock Holding Company's equity securities are subject to the prior approval of the OTS.

                  The certificates representing shares of Stock Holding Company
              Common Stock issued to Directors and Officers shall bear a legend giving appropriate notice of the one-year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Common Stock of the Stock Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Stock Holding Company or Association Directors and Officers as may be then applicable to such restricted stock.

                  No Director or Officer of the Stock Holding Company or of the
              Association, or Associate of such a Director or Officer, shall purchase any outstanding shares of capital stock of the Stock Holding Company for a period of three years following the Stock Offering without the prior written approval of the OTS, except through a broker or dealer registered with the SEC. Such restrictions shall not apply to (i) "negotiated transactions" involving more than one percent of the then-outstanding shares of common stock of the Stock Holding Company or (ii) purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Association or the Stock Holding Company even if such stock is attributed to Directors and Officers of the Association.

          2. REPURCHASE AND DIVIDEND RIGHTS. Any cash dividend by the Association or stock repurchase by the Stock Holding Company will, to the extent required, be made in accordance with OTS regulations and policies as in effect at the time of such cash dividends or stock repurchase. Subject to the approval of the OTS, the MHC may wave its right to receive dividends declared by the Stock Holding Company or the Association.

     F.   EXERCISE OF SUBSCRIPTION RIGHTS; ORDER FORMS

          1. As soon as practicable after the prospectus has been approved by the OTS and declared effective by the SEC, Order Forms shall be distributed to each Eligible Account Holder, Tax Qualified Employee Plan and Supplemental Eligible Account Holder at their last known address shown on the records of the Association. Each Order Form will be preceded or accompanied by a prospectus describing the Stock Holding Company and the Association and the shares of Stock Holding Company Common Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Stock Holding Company Common Stock.

          2. The Order Forms (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

                  (i) A clear and intelligible explanation of the Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders;

                  (ii) A specified expiration date by which Order Forms must be returned to and actually received by the Association or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Association;

                  (iii) The Maximum Subscription Price to be paid for each share subscribed for when the Order Form is returned;

                  (iv) A statement that 25 shares is the minimum number of shares of Stock Holding Company Common Stock that may be subscribed for under the Plan;

                  (v) A specifically designated blank space for indicating the number of shares being subscribed for;

                  (vi) A set of detailed instructions as to how to complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

                  (vii) Specifically designated blank spaces for dating and signing the Order Form;

                  (viii) An acknowledgment that the subscriber has received the subscription prospectus;

                  (ix) A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Stock Holding Company and the Association, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Association or its representative by the expiration date, together with required payment of the Maximum Subscription Price for all shares of Stock Holding Company Common Stock subscribed for;

                  (x) A statement that the Subscription Rights are non-transferable and that all shares of Stock Holding Company Common Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

                  (xi) A statement that, after receipt by the Association or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Association.

     G.   METHOD OF PAYMENT

          Payment for all shares of Stock Holding Company Common Stock subscribed for must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's Deposit Account.

          If a subscriber authorizes the Association to charge his or her Deposit Account, the funds will continue to earn interest, but may not be used by the subscriber until all Stock Holding Company Common Stock has been sold or the Plan is terminated, whichever is earlier. The Association will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Stock Holding Company Common Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Stock Offering. Payments made in cash, by check or money order will be placed by the Association in an escrow or other account established specifically for this purpose.

          In the event of an unfilled amount of any subscription order, the Association will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Stock Offering, including any difference between the Maximum Subscription Price and the Actual Subscription Price (unless subscribers are afforded the right to apply such difference to the purchase of additional whole shares). If for any reason the Stock Offering is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from Deposit Accounts at the Association.

          If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Stock Holding Company Common Stock subscribed for upon consummation of the Stock Offering. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the appraisal range included in the subscription prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the appraisal range provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

     H.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT

          The Boards of Directors of the Stock Holding Company and the Association shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which
     (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Association or its representative, or are received after the expiration date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Stock Holding Company Common Stock subscribed for (including cases in which the subscribers' Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); or (v) are submitted by or on behalf of a Person whose representations the

     Boards of Directors of the Stock Holding Company and the Association believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Association may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretation of the Stock Holding Company and the Association of the terms and conditions of the Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

     I.   MEMBER IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES

          The Stock Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Stock Holding Company Common Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan reside or as to which the Stock Holding Company and the Association determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Stock Holding Company or the Association or any of their Officers, Directors or Employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

VI.  CHARTER AND BYLAWS OF THE MHC, STOCK HOLDING COMPANY AND THE ASSOCIATION

     As part of the Stock Offering, the charter and bylaws of the MHC, the Stock Holding Company and the Association shall be revised as necessary in connection with the Stock Offering. The proposed revised charter and bylaws of the Stock Holding Company and the Association are attached hereto as Exhibits A and B, respectively and made a part of this Plan.

VII. STOCK BENEFIT PLANS

     The Board of Directors of the Association and/or the Stock Holding Company intend to adopt one or more stock benefit plans for its Employees, Officers and Directors, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. The Board of Directors of the Association intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the shares issued, excluding shares issued to the MHC. The Association or the Stock Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Association to fail to meet any of its regulatory capital requirements.

      This Plan specifically authorizes the grant and issuance by the Stock Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering, (ii) options to purchase a number of shares of the Stock Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax-Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up tp 8% of the share issued, provided, however, that the aggregate amount of Common Stock acquired by such Tax-Qualified Employee Plans shall not exceed 4.9% of the outstanding shares of Common Stock of the Stock Holding Company at the close of the Stock Offering or 4.9% of the stockholders' equity at the close of the Stock Offering. In addition, the aggregate amount of Common Stock acquired by any Non-Tax Qualified Employee Plan, Directors, Officers and their Associates may not exceed 4.9% of the outstanding shares of Common Stock of the Stock Holding Company or 4.9% of its stockholder's equity at the close of the Stock Offering, provided, however, shares held by any Non-Tax Qualified Employee Plan or Tax-Qualified Employee Plan available to such person shall not be counted. Shares awarded to the Tax-Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Stock Holding Company's Common Stock, or shares of Common Stock purchased by the Stock Holding Company or such plans in the open market. Any awards of Common Stock under the Recognition Plans and the stock option plans will be subject to prior stockholder approval.

VIII. SECURITIES REGISTRATION AND MARKET MAKING

      Promptly following the Stock Offering, the Stock Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Stock Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter.

      The Stock Holding Company shall use its best efforts to encourage and assist two or more market makers to establish and maintain a market for its common stock promptly following the completion of the Stock Offering. The Stock Holding Company will also use its best efforts to cause its common stock to be quoted on the Nasdaq System or to be listed on a national or regional securities exchange.

IX.   STATUS OF DEPOSIT ACCOUNTS AND LOANS SUBSEQUENT TO STOCK OFFERING

      Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Association, equal in amount to the withdrawable value of such account holder's Deposit Account or Accounts prior to the Stock Offering. All Deposit Accounts will continue to be insured by the SAIF up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions as such Deposit Account in the Association at the time of the Stock Offering. All loans shall retain the same status after the Stock Offering as such loans had prior to the Stock Offering.

X.    RESTRICTIONS ON ACQUISITION OF THE STOCK HOLDING COMPANY AND THE
      ASSOCIATION

      Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Association or the Stock Holding Company. In addition, consistent with the regulations of the OTS, the charter of the Stock Holding

Company and the Association shall provide that for a period of five years following completion of the Stock Offering: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of the Association's Stock Holding Compnay or the equity securities. Shares beneficially owned in violation of this charter provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote. This limitation shall not apply to any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Association by a corporation whose ownership is or will be substantially the same as the ownership of the Association, provided that the offer or acquisition is made more than one year following the date of completion of the Stock Offering ; (ii) stockholders shall not be permitted to cumulate their votes for elections of Directors; and (iii) special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors.

XI.   AMENDMENT OR TERMINATION OF PLAN

      If necessary or desirable, the Plan may be amended at any time prior to the commencement of the Stock Offering by a two-thirds vote of the respective Boards of Directors of the Stock Holding Company and the Association and at any time thereafter by a two-thirds vote of the respective Boards of Directors of the Stock Holding Company and the Association only with the concurrence of the OTS.

      The Plan may be terminated by a two-thirds vote of the Association's and the Stock Holding Company's Board of Directors at any time prior to the completion of the Stock Offering, and at any time following completion of the Stock Offering with the concurrence of the OTS. In its discretion, the Board of Directors of the Association and the Stock Holding Company may modify or terminate the Plan upon the order or with the approval of the OTS. The Plan shall terminate if the sale of all shares of Stock Holding Company Common Stock is not completed within 24 months of the date of the commencement of the Stock Offering. A specific resolution approved by a majority of the Board of Directors of the Association and the Stock Holding Company is required in order for the Association and the Stock Holding Company to terminate the Plan prior to the end of such 24-month period.

XII.  EXPENSES OF THE STOCK OFFERING

      The Stock Holding Company and the Association shall use their best efforts to assure that expenses incurred by them in connection with the Stock Offering shall be reasonable.

XIII. TAX RULING

      Consummation of the Stock Offering is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel with respect to federal taxation, and either a ruling of the California taxation authorities or an opinion of tax counsel or other tax advisor with respect to California taxation, to the effect that consummation of the transactions contemplated herein will not be taxable to the Stock Holding Company or the Association.

XIV.   EXTENSION OF CREDIT FOR PURCHASE OF STOCK

       The Association may not knowingly loan funds or otherwise extend credit to any Person to purchase shares of the Stock Holding Company Common Stock in the Stock Offering.

XV.   CONVERSION OF MHC TO STOCK FORM

      Once the Stock Offering is completed, the MHC, if approved by the OTS, may elect to convert to the stock form of ownership pursuant to federal law. As long as required by federal law or regulation, any such conversion is also subject to the approval of the Members of the MHC. The terms and conditions of such a conversion cannot be determined at this time and there is no assurance when, if ever, such a conversion will occur. If the conversion does not occur, the MHC will always own a majority of the Common Stock of the Stock Holding Company.

      If the MHC converts to stock form, either on a stand-alone basis or in the context of a conversion-merger ("Conversion Transaction"), under federal law, shares of stock issued in connection with the Conversion Transaction shall be subject to subscription rights granted in accordance with OTS regulations. In addition, pursuant to federal law and OTS regulations, in the Conversion Transaction the shares of stock held by the stockholders of the Stock Holding Company shall be exchanged for shares of the converted MHC in a proportion established by independent appraisals of the MHC, the Stock Holding Company and the Association. If, in a Conversion Transaction, the stockholders of the Association or Stock Holding Company do not receive, for any reason, shares of the converted MHC (or its successor) on such proportionate basis, the MHC (or its successor) shall be obligated to purchase all shares not owned by it simultaneously with the closing of such Conversion Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by the independent appraisals. Moreover, in the event that the MHC converts to stock form in a Conversion Transaction, any options or other convertible securities held by any Officer, Director, or Employee of the Stock Holding Company shall be convertible into shares of the converted MHC (or its successor), provided, that any exchange ratio shall provide the holder of such options or convertible securities with shares at least equal in value to those exchanged; provided, further however, that if such shares cannot be so converted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such options and other convertible securities in an amount equal to the appraised value of the underlying securities represented by such options or other convertible securities.

      In any Conversion Transaction, stockholders of the Stock Holding
Company other than the MHC ("Minority Stockholders"), if any, will be entitled to maintain the same percentage ownership interest in the Stock Holding Company after the Conversion Transaction as their ownership interest in the Stock Holding Company immediately prior to the Conversion Transaction, subject only to certain adjustments (i.e., the transfer of assets held solely by the MHC to the resulting stock company) that may be required by the OTS. These adjustments may result in a decrease of ownership interest of the Minority Stockholders.

      Each certificate representing shares of Common Stock shall bear a legend giving appropriate notice of the provisions applicable to a Conversion Transaction.


Attachments A-1 and A-2      Charter and Bylaws of the Stock Holding Company

Attachments B-1 and B-2       Charter and Bylaws of the Association

                 Federal MHC Subsidiary Holding Company Charter

                                  K-FED BANCORP


     SECTION 1. CORPORATE TITLE. The full corporate title of the MHC subsidiary holding company is "K-Fed Bancorp."

     SECTION 2. DOMICILE. The domicile of the MHC subsidiary holding company shall be in the City of Covina, in the State of California.

     SECTION 3. DURATION. The duration of the MHC subsidiary holding company is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the MHC subsidiary holding company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the MHC subsidiary holding company has the authority to issue is 20,000,000, of which 18,000,000 shall be common stock of par value of $.01 per share, and of which 2,000,000 shall be serial preferred stock of par value $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of stockholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the MHC subsidiary holding company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the MHC subsidiary holding company or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the MHC subsidiary holding company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the MHC subsidiary holding company which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in connection with the initial organization of the MHC subsidiary holding company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the MHC subsidiary holding company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or a series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no right to cumulate votes in an election of directors: Provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the MHC subsidiary holding company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the MHC subsidiary holding company if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

    (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving MHC subsidiary holding company in a merger or consolidation for the MHC subsidiary holding company, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the MHC subsidiary holding company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class and series (if any) of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the MHC subsidiary holding company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the MHC subsidiary holding company available for distribution remaining after: (i) Payment or provision for payment of the MHC subsidiary holding company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the MHC subsidiary holding company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The MHC subsidiary holding company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the MHC subsidiary holding company;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the MHC subsidiary holding company and, if so, the conversion price(s), or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the MHC subsidiary holding company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter established and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the MHC subsidiary holding company shall not be entitled to preemptive rights with respect to any shares of the MHC subsidiary holding company which may be issued.

     SECTION 7. DIRECTORS. The MHC subsidiary holding company shall be under the direction of a board of directors. The authorized number of directors, as stated in the MHC subsidiary holding company's bylaws, shall not be fewer than five nor more than fifteen except when a greater number is approved by the Director of the Office.

     SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the MHC subsidiary holding company's charter or bylaws to the contrary, for a period of five years from completion of the MHC subsidiary holding company's stock offering, the following provisions shall apply:

     A. Beneficial ownership limitation. No person other than K-Fed Mutual Holding Company, the holding company of the MHC subsidiary holding company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the MHC subsidiary holding company. This limitation shall not apply to a transaction in which the MHC subsidiary holding company forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under ss. 574.3(c)(1)(vi) of the Office's regulations.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the MHC subsidiary holding company.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the MHC subsidiary holding company or amendments to its charter shall be called only upon direction of the board of directors.

     SECTION 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the MHC subsidiary holding company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                                  K-FED BANCORP


Attest: ____________________________        By: ______________________________
        Rita H. Zwern, Secretary                Kay M. Hoveland, President and
                                                Chief Executive Officer



                  DIRECTOR OF THE OFFICE OF THRIFT SUPERVISION



Attest: ____________________________        By: ______________________________
        Secretary of the Office of              Director of the Office of
        Thrift Supervision                      Thrift Supervision


Effective Date:__________________________

                                     BYLAWS

                                       OF

                                  K-FED BANCORP


                                    ARTICLE I

                                   HOME OFFICE

     The home office of the K-Fed Bancorp ("MHC subsidiary holding company") shall be in the City of Covina, in the State of California.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the MHC subsidiary holding company or at such other convenient place as the board of directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the MHC subsidiary holding company for the election of directors and for the transaction of any other business of the MHC subsidiary holding company shall be held annually within 150 days after the end of the MHC subsidiary holding company's fiscal year on the fourth Tuesday of September at 5:30 p.m. if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 5:30 p.m., or at such other date and time within such 150 day period as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the MHC subsidiary holding company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the MHC subsidiary holding company addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the MHC subsidiary holding company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken. Compliance with the provisions of this Section 5 shall not be applicable for so long as the MHC subsidiary holding company is a wholly-owned institution.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the MHC subsidiary holding company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the MHC subsidiary holding company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in ss. 552.6(d) of the Office's regulations as now or hereafter in effect. Compliance with the provisions of this Section 7 shall not be applicable for so long as the MHC subsidiary holding company is a wholly-owned institution.

     SECTION 8. QUORUM. A majority of the outstanding shares of the MHC subsidiary holding company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the MHC subsidiary holding company to the contrary, at any meeting of the shareholders of the MHC subsidiary holding company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the MHC subsidiary holding company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the MHC subsidiary holding company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the MHC subsidiary holding company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 13. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the MHC subsidiary holding company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the MHC subsidiary holding company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the MHC subsidiary holding company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the MHC subsidiary holding company at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the MHC subsidiary holding company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The board of directors shall consist of seven members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Directors may be elected for a term of office to expire earlier than the third succeeding annual meeting of stockholders after their election if necessary to balance the classes of directors.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the MHC subsidiary holding company unless the MHC subsidiary holding company is a wholly owned subsidiary of a holding company.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the MHC subsidiary holding company's normal business area, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the MHC subsidiary holding company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the MHC subsidiary holding company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the MHC subsidiary holding company who is present at a meeting of the board of directors at which action on any MHC subsidiary holding company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the MHC subsidiary holding company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the MHC subsidiary holding company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the MHC subsidiary holding company otherwise than in the usual and regular course of its business; a voluntary dissolution of the MHC subsidiary holding company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the MHC subsidiary holding company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the MHC subsidiary holding company and may prescribe the duties, constitution and procedures thereof.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. POSITIONS. The officers of the MHC subsidiary holding company shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the MHC subsidiary holding company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the MHC subsidiary holding company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the MHC subsidiary holding company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this
Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the MHC subsidiary holding company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the MHC subsidiary holding company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the MHC subsidiary holding company. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the MHC subsidiary holding company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the MHC subsidiary holding company shall be signed by one or more officers, employees or agents of the MHC subsidiary holding company in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. DEPOSITS. All funds of the MHC subsidiary holding company not otherwise employed shall be deposited from time to time to the credit of the MHC subsidiary holding company in any duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the MHC subsidiary holding company shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the MHC subsidiary holding company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the MHC subsidiary holding company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the MHC subsidiary holding company. All certificates surrendered to the MHC subsidiary holding company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the MHC subsidiary holding company as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the MHC subsidiary holding company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the MHC subsidiary holding company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the MHC subsidiary holding company shall be deemed by the MHC subsidiary holding company to be the owner for all purposes.

                                  ARTICLE VIII


                     FISCAL YEAR; APPOINTMENT OF ACCOUNTANTS


     The fiscal year of the MHC subsidiary holding company shall end on June 30 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                                   ARTICLE IX


                                    DIVIDENDS


     Subject to the terms of the MHC subsidiary holding company's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the MHC subsidiary holding company may pay, dividends on its outstanding shares of capital stock.

                                    ARTICLE X


                                 CORPORATE SEAL


     The board of directors shall provide a corporate seal which shall be two concentric circles between which shall be the name of the MHC subsidiary holding company. The year of incorporation, or an emblem may appear in the center.

                                   ARTICLE XI


                                   AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the MHC subsidiary holding company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When a MHC subsidiary holding company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                             FEDERAL STOCK CHARTER

                               KAISER FEDERAL BANK

     SECTION 1. CORPORATE TITLE. The full corporate title of the savings association is Kaiser Federal Bank (the "Savings Association").

     SECTION 2. OFFICE. The home office shall be located in Covina, California.

     SECTION 3. DURATION. The duration of the Savings Association is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Savings Association is to pursue any or all of the lawful objectives of a Federal Savings Association chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Savings Association has the authority to issue is 20,000,000, of which 18,000,000 shall be common stock of par value of $.01 per share, and of which 2,000,000 shall be serial preferred stock of par value $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of stockholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Savings Association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Savings Association that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Savings Association or in connection with the conversion of the Savings Association from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no right to cumulate votes in an election of directors: PROVIDED, That this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Association if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings association in a merger or consolidation for the Savings Association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Savings Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class and series (if any) of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Savings Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Association available for distribution remaining after:
(i) payment or provision for payment of the Savings Association's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Savings Association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Association;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Association and, if so, the conversion price(s), or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Savings Association shall file with the Secretary to the Office a dated copy of that supplementary section of this charter established and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Savings Association shall not be entitled to preemptive rights with respect to any shares of the Savings Association which may be issued.

     SECTION 7. DIRECTORS. The Savings Association shall be under the direction of a board of directors. The authorized number of directors, as stated in the Savings Association's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 8. PRIORITY OF ACCOUNTS. In any situation which the priority of the accounts of the Savings Association is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Savings Association having at least as high a priority as the claims of general creditors of the Savings Association not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Savings Association.

     SECTION 9. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the Savings Association's charter or bylaws to the contrary, for a period of five years from the completion of the stock offering by K-Fed Bancorp, the following provisions shall apply:

     A. BENEFICIAL OWNERSHIP LIMITATION. No person other than K-Fed Bancorp, the parent holding company of the Savings Association or K-Fed Mutual Holding Company, the parent holding company of K-Fed Bancorp, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Association. This limitation shall not apply to a transaction in which the Savings Association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under ss. 574.3(c)(1)(vi) of the Office's regulations.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Association.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the Savings Association or amendments to its charter shall be called only upon direction of the board of directors.

     SECTION 10. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Savings Association, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                               KAISER FEDERAL BANK


ATTEST:                                        By:
       -----------------------------              -----------------------------
       Rita H. Zwern, Secretary                   Kay M. Hoveland, President
                                                  and Chief Executive Officer


                          OFFICE OF THRIFT SUPERVISION


ATTEST                                         By:
       -----------------------------              -----------------------------
       Secretary of the Office of                 Director of the Office of
       Thrift Supervision                         Thrift Supervision


Effective Date:
                ----------------------------

                                     BYLAWS

                                       OF

                               KAISER FEDERAL BANK


                                    ARTICLE I

                                   HOME OFFICE

     The home office of Kaiser Federal Bank (the "Association") shall be in the City of Covina, in the State of California.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Association or at such other convenient place as the board of directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Association for the election of directors and for the transaction of any other business of the Association shall be held annually within 150 days after the end of the Association's fiscal year on the fourth Tuesday of September at 5:30 p.m. if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 5:30 p.m., or at such other date and time within such 150 day period as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Association addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken. Compliance with the provisions of this Section 5 shall not be applicable for so long as the Association is a wholly owned institution.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in this paragraph, the board of directors may elect to follow the procedures prescribed in ss. 552.6(d) of the Office's regulations as now or hereafter in effect. Compliance with the provisions of this Section 7 shall not be applicable for so long as the Association is a wholly owned institution.

     SECTION 8. QUORUM. A majority of the outstanding shares of the Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. A proxy may designate as holder a corporation, partnership or company as prescribed in ss. 552.6(f) of the Office's regulations, or other person. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Association if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 13. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Association at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter. ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Association shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The board of directors shall consist of seven members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Directors may be elected for a term of office to expire earlier than the third succeeding annual meeting of stockholders after their election if necessary to balance the classes of directors.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Association unless the Association is a wholly owned subsidiary of a holding company.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Association's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Association receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the Association who is present at a meeting of the board of directors at which action on any Association matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Association and may prescribe the duties, constitution and procedures thereof.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. POSITIONS. The officers of the Association shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Association shall be signed by one or more officers, employees or agents of the

Association in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. DEPOSITS. All funds of the Association not otherwise employed shall be deposited from time to time to the credit of the Association in any duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Association shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Association as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes.

                                  ARTICLE VIII

                     FISCAL YEAR; APPOINTMENT OF ACCOUNTANTS

     The fiscal year of the Association shall end on June 30th of each year, or on such other date as the board of directors shall, by resolution, determine.

                                   ARTICLE IX

                                    DIVIDENDS

     Subject to the terms of the Association's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Association may pay, dividends on its outstanding shares of capital stock.

                                    ARTICLE X

                                 CORPORATE SEAL

     The board of directors may provide a Association seal which shall be two concentric circles between which shall be the name of the Association. The year of incorporation or an emblem may appear in the center.

                                   ARTICLE XI

                                   AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Association at any legal meeting, and (ii) receipt of any applicable regulatory approval. When an Association fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.